EXHIBIT 99.1
PNM RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
The following Unaudited Pro Forma Condensed Consolidated Statements of Earnings of PNM Resources, Inc. ("PNMR") for the six months ended June 30, 2011 and the year ended December 31, 2010 are derived from and should be read in conjunction with the historical consolidated financial statements and related notes of PNMR.
As previously reported, PNMR had been assessing various strategic alternatives relating to PNMR's ownership interest in Optim Energy, LLC (“Optim Energy”). Separately, PNMR had also been evaluating strategic alternatives with respect to First Choice, its competitive retail business in Texas.

On September 23, 2011, PNMR entered into a Contribution and Restructuring Agreement, which reduced PNMR's ownership in Optim Energy. Optim Energy is a limited liability company, which was owned 50% each by PNMR and ECJV Holdings, Inc. (“ECJV”), a subsidiary of Cascade Investment, L.L.C.. Upon execution of the Contribution and Restructuring Agreement, ECJV made an additional equity contribution to Optim Energy in exchange for an increased ownership interest and PNMR's ownership in Optim Energy was reduced from 50% to 1%. PNMR did not make any equity contribution to Optim Energy nor is it required to make any contribution in the future. From January 1, 2012 through December 31, 2013, ECJV has the option to purchase PNMR's 1% ownership interest in Optim Energy at fair market value and, if that option is not exercised, PNMR would have the option from June 30, 2014 to December 31, 2015 to sell its 1% ownership interest in Optim Energy to ECJV at fair market value. Prior to the Contribution and Restructuring Agreement, PNMR accounted for its investment in Optim Energy using the equity method of accounting and will use the cost method of accounting for its investment thereafter. As previously reported, PNMR performed an impairment analysis of its investment in Optim Energy at December 31, 2010, determined its investment was fully impaired, and reduced the carrying value of its investment to zero as of December 31, 2010. In accordance with generally accepted accounting principles, PNMR has not recorded losses associated with its investment in Optim Energy in 2011.
The Unaudited Pro Forma Condensed Consolidated Statements of Earnings of PNMR for the six months ended June 30, 2011 and the year ended December 31, 2010 reflect the reduction in ownership in Optim Energy as if it had occurred as of January 1, 2010. In addition, the Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the six months ended June 30, 2011 and the year ended December 31, 2010 reflect increases in general and administrative expense due to the pro forma elimination of billings to Optim Energy for services provided by PNMR to Optim Energy pursuant to a services agreement. The reduction in PNMR's ownership in Optim Energy had no impact on the Unaudited Condensed Balance Sheet of PNMR as of June 30, 2011 due to PNMR fully impairing its investment in Optim Energy as of December 31, 2010 as described above.
The Unaudited Pro Forma Condensed Consolidated Statements of Earnings have been prepared based upon currently available information and assumptions that are deemed appropriate by PNMR's management.  The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated results of operations that would have been reported had the transaction occurred on the date indicated, nor does the information represent a forecast of the financial results of PNMR for any future period.
On September 23, 2011, PNMR also entered into an agreement for the sale of FCP Enterprises, Inc. and Subsidiaries, which are indirect wholly-owned subsidiaries of PNMR and comprise the “First Choice” business segment of PNMR, to Direct LP, Inc. for $270.0 million plus the actual amounts of certain components of working capital at the closing date. First Choice is a certified retail electric provider operating in Texas. Closing of the transaction is subject to customary conditions, including an antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act, but is anticipated to occur by November 1, 2011. Pro forma financial information reflecting the disposition of First Choice will be filed following the closing of the sale.

PNM Resources, Inc. And Subsidiaries
Pro Forma Condensed Consolidated Statement of Earnings
For the Six Months Ended June 30, 2011
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
	(In thousands, except per share amounts)

Electric Operating Revenues	$803,249	$—		$803,249
Operating Expenses:
Cost of energy	331,961	—		331,961
Administrative and general	127,260	2,585	C	129,845
Energy production costs	95,779	—		95,779
Regulatory disallowances	21,402	—		21,402
Depreciation and amortization	76,745	—		76,745
Transmission and distribution costs	35,038	—		35,038
Taxes other than income taxes	29,985	—		29,985
Total operating expenses	718,170	2,585		720,755
Operating income	85,079	(2,585)		82,494
Other Income and Deductions:
Interest income	8,261	—		8,261
Gains (losses) on investments held by NDT	11,797	—		11,797
Other income	1,804	(37)	C	1,767
Equity in net earnings (loss) of Optim Energy	—	—		—
Other deductions	(6,953)	—		(6,953)
Net other income (deductions)	14,909	(37)		14,872
Interest Charges	61,127	—		61,127
Earnings before Income Taxes	38,861	(2,622)		36,239
Income Taxes	11,241	(1,038)	D	10,203
Net Earnings	27,620	(1,584)		26,036
(Earnings) Attributable to Valencia Non-controlling interest	(6,652)	—		(6,652)
Preferred Stock Dividend Requirements of Subsidiary	(264)	—		(264)
Net Earnings Attributable to PNMR	$20,704	$(1,584)		$19,120

Net Earnings Attributable to PNMR per Common Share:
Basic	$0.23			$0.21
Diluted	$0.22			$0.21

Number of Shares Used in Calculating Earnings per Share:
Basic	91,600			91,600
Diluted	92,102			92,102

The accompanying notes are an integral part of these pro forma financial statements.

PNM Resources, Inc. And Subsidiaries
Pro Forma Condensed Consolidated Statement of Earnings
For The Year Ended December 31, 2010
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
	(In thousands, except per share amounts)

Electric Operating Revenues	$1,673,517	$—		$1,673,517
Operating Expenses:
Cost of energy	700,727	—		700,727
Administrative and general	264,556	5,923	C	270,479
Energy production costs	195,919	—		195,919
Depreciation and amortization	151,704	—		151,704
Transmission and distribution costs	63,421	—		63,421
Taxes other than income taxes	57,738	—		57,738
Total operating expenses	1,434,065	5,923		1,439,988
Operating income	239,452	(5,923)		233,529
Other Income and Deductions:
Interest income	18,896	—		18,896
Gains (losses) on investments held by NDT	4,868	—		4,868
Other income	14,837	(95)	C	14,742
Equity in net earnings (loss) of Optim Energy	(15,223)	15,223	A	—
Impairment of equity investment in Optim Energy	(188,176)	184,263	B	(3,913)
Other deductions	(12,660)	—		(12,660)
Net other income (deductions)	(177,458)	199,391		21,933
Interest Charges	125,373	—		125,373
Earnings (Loss) before Income Taxes	(63,379)	193,468		130,089
Income Taxes (Benefit)	(32,255)	76,594	D	44,339
Net Earnings	(31,124)	116,874		85,750
(Earnings) Attributable to Valencia Non-controlling interest	(13,563)	—		(13,563)
Preferred Stock Dividend Requirements of Subsidiary	(528)	—		(528)
Net Earnings Attributable to PNMR	$(45,215)	$116,874		$71,659

Net Earnings Attributable to PNMR per Common Share:
Basic	$(0.49)			$0.78
Diluted	$(0.49)			$0.78

Number of Shares Used in Calculating Earnings per Share:
Basic	91,557			91,557
Diluted	91,557	263	E	91,820

The accompanying notes are an integral part of these pro forma financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF EARNINGS
(Unaudited)

(1)	PNMR Basis of Presentation
Historical financial information for PNM Resources, Inc. ("PNMR”) for the six months ended June 30, 2011 and the year ended December 31, 2010 has been derived from PNMR's historical financial statements.

(2)	Reduction in Ownership of Optim Energy
In January 2007, PNMR and ECJV Holdings, LLC (“ECJV”), a wholly owned subsidiary of Cascade Investment, L.L.C., created EnergyCo, LLC (“EnergyCo”), which name was later changed to Optim Energy, LLC (“Optim Energy”). PNMR and ECJV each had a 50% ownership interest in Optim Energy, a limited liability company. On September 23, 2011, PNMR and ECJV entered into an agreement that reduced PNMR's ownership in Optim Energy from 50% to 1%. As previously reported, PNMR performed an impairment analysis of its investment in Optim Energy at December 31, 2010, determined its investment was fully impaired, and reduced the carrying value of its investment to zero as of December 31, 2010. In accordance with generally accepted accounting principles, PNMR has not recorded losses associated with its investment in Optim Energy in 2011. PNMR has reflected the reduction in ownership in the pro forma condensed consolidated financial statements by (1) removing PNMR's share of the losses of Optim Energy recorded under the equity method of accounting during the year ended December 31, 2010; (2) adjusting the impairment charge that was recorded during the year ended December 31, 2010 to reflect the impairment that would have been recorded if the reduction in ownership had occurred as of January 1, 2010; (3) increasing general and administrative expense to reflect the pro forma elimination of billings to Optim Energy for services provided by PNMR to Optim Energy pursuant to a services agreement; and (4) adjusting for income tax effects of the previous items. Since the reduction in ownership had no impact on PNMR's Condensed Consolidated Balance Sheet as of June 30, 2011 due to PNMR fully impairing its investment in Optim Energy as of December 31, 2010, a Pro Forma Condensed Consolidated Balance Sheet is not presented herein.

(3)	Pro Forma Adjustments
Following are brief descriptions of the pro forma adjustments to the Condensed Consolidated Statements of Earnings to reflect the reduction in PNMR's ownership in Optim Energy. The Pro Forma Condensed Consolidated Statements of Earnings reflect the reduction in ownership as if it had occurred immediately prior to January 1, 2010.

A.
Removal of PNMR's share of losses of Optim Energy recorded under the equity method of accounting for the year ended December 31, 2010. PNMR recorded no losses related to Optim Energy in the six months ended June 30, 2011 since PNMR fully impaired its investment in Optim Energy at December 31, 2010.

B.
Adjustment of the impairment loss related to PNMR's investment in Optim Energy recognized in the year ended December 31, 2010. If the reduction in PNMR's ownership of Optim Energy had occurred as of January 1, 2010, PNMR's carrying value of Optim Energy would have been $3.9 million. Accordingly, the amount of the impairment reflected in the year ended December 31, 2010 would have been the adjusted carrying value or $3.9 million.

C.	Additional general and administrative expense due to the elimination of billings to Optim Energy for services provided by PNMR to Optim Energy pursuant to a services agreement.

D.
Tax impact of the removal of the equity losses of Optim Energy, adjustment of the impairment loss related to PNMR's investment in Optim Energy for the year-ended December 31, 2010, and the additional general and administrative expenses.

E.
Reflects the number of dilutive common stock equivalents for the year ended December 31, 2010 attributable to stock option and restricted stock awards. These equivalents were not included in the historical number since they were antidilutive due to the historical loss for the year.